UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2017

CARE CAPITAL PROPERTIES, INC.

(Sabra Health Care REIT, Inc., as successor by merger to PR Sub, LLC, as successor by merger to Care Capital Properties, Inc.)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37356	37-1781195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Sabra Health Care REIT, Inc. 18500 Von Karman Avenue, Suite 550, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 881-4700

191 W. Wacker Drive, Suite 1200, Chicago, Illinois 60606

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the consummation on August 17, 2017 of the following transactions pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 7, 2017, among Care Capital Properties, Inc., a Delaware corporation (“CCP” or the “Company”), Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra”), PR Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Sabra (“Merger Sub”), Care Capital Properties, LP, a Delaware limited partnership (“Care Capital LP”), and Sabra Health Care Limited Partnership, a Delaware limited partnership (“Sabra LP”): (i) the merger of the Company with and into Merger Sub (the “Merger”), with Merger Sub being the surviving company in the Merger (the “Surviving Company”), (ii) immediately following the Merger and simultaneously with the Partnership Merger (defined below), the merger of the Surviving Company with and into Sabra (the “Subsequent Merger”), with Sabra being the surviving corporation (the “SM Surviving Corporation”) in the Subsequent Merger and (iii) immediately following the Merger and simultaneous with the Subsequent Merger, the merger of Care Capital LP with and into Sabra LP (the “Partnership Merger”), with Sabra LP being the surviving limited partnership in the Partnership Merger, in each case on the terms and subject to the conditions set forth in the Merger Agreement.

The description of the Merger Agreement and the transactions thereunder, including the Merger, the Subsequent Merger and the Partnership Merger, in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2017, and is incorporated herein by reference.

Item 1.02.             Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, effective August 17, 2017, Care Capital LP (i) repaid all obligations (other than obligations in respect of swap contracts) outstanding, and terminated the commitments, under that certain Credit and Guaranty Agreement dated as of August 17, 2015 (as amended, restated, extended, supplemented, renewed, replaced or otherwise modified from time to time, the “Credit and Guaranty Agreement”), among Care Capital LP, the Company, Capital Properties GP, LLC, a Delaware limited liability company (“Care Capital GP”), and certain subsidiaries of Care Capital LP, the lending institutions from time to time party thereto, and Bank of America, N.A., as Administrative Agent and (ii) repaid all obligations (other than obligations in respect of swap contracts) outstanding under that certain Term Loan and Guaranty Agreement dated as of January 29, 2016 (as amended, restated, extended, supplemented, renewed, replaced or otherwise modified from time to time, the “Term Loan Agreement” and together with the Credit and Guaranty Agreement, the “Credit Agreements”), among Care Capital LP, the Company, Care Capital GP and certain subsidiaries of Care Capital LP, the lending institutions from time to time to time party thereto, and Capital One, National Association, as Administrative Agent.

Upon such repayments, the Credit Agreements were terminated effective as of August 17, 2017.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Company Common Stock owned directly by Sabra, Merger Sub, the Company or their respective subsidiaries and, in each case, not held on behalf of third parties (“Excluded Shares”), which shares were canceled) was automatically converted into the right to receive 1.123 (the “Exchange Ratio”) newly issued shares (the “Merger Consideration”) of common stock, par value $0.01 per share, of Sabra (“Sabra Common Stock”).

As of the Effective Time, (1) each option to purchase shares of Company Common Stock (each, a “Company Stock Option”) granted under the Company’s 2015 Incentive Plan and the Company’s Non-Employee Director Deferred Stock Compensation Plan (the “Company Equity Plans”), whether vested or unvested, that was outstanding and unexercised, vested in full and was assumed by Sabra and was converted into an option award with respect to shares of Sabra Common Stock using the Exchange Ratio, and remained exercisable in accordance with the terms applicable to the Company Stock Option, (2) each outstanding share of Company Common Stock granted under the Company Equity Plans subject to vesting, repurchase or other lapse restriction vested in full and was converted into the right to receive the Merger Consideration, (3) each outstanding restricted stock unit award in respect of shares of Company Common Stock granted under the Company Equity Plans vested in full and was assumed by Sabra and was converted into a stock unit award with respect to a number of whole shares of Sabra Common Stock, with any restricted stock unit award subject to performance-based vesting terms vesting and becoming payable at the greater of (a) the target number of units or (b) the number of units earned based on actual performance (and as a result of such vesting, ultimately converted into the Merger Consideration), and (4) each outstanding stock unit or restricted stock unit award in respect of shares of Company Common Stock granted under the Company Equity Plans and either deferred pursuant to an applicable deferral election form or credited under the Company Non-Employee Director Deferred Stock Compensation Plan vested in full and was converted into a stock unit award of Sabra Common Stock.

The Merger Agreement has been referenced in this communication to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Sabra, Merger Sub, Care Capital LP or Sabra LP. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Sabra, Merger Sub, Care Capital LP, Sabra LP or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Sabra’s public disclosures.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on August 17, 2017, the Company notified the New York Stock Exchange (“NYSE”) that, effective upon consummation of the Merger, each share of common stock, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, which shares were canceled) was automatically converted into the right to receive Merger Consideration with cash paid in lieu of fractional shares.  Accordingly, effective as of approximately [9:00 a.m. Eastern Time] on August 17, 2017, the Company Common Stock ceased trading on the NYSE. The Company also requested that the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Company Common Stock from NYSE and the deregistration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Items 3.03.            Material Modification to Rights of Security Holders.

The information set forth under “Item 2.01.  Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

At the Effective Time, each holder of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right of the holders of Company Common Stock (other than Excluded Shares) to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01.             Changes in Control of Registrant.

On August 17, 2017, pursuant to the Merger Agreement, the Company merged with and into Merger Sub, and immediately following the Merger, the Surviving Company merged with and into Sabra, with Sabra being the surviving corporation in the Subsequent Merger.

Also on August 17, 2017, three former directors of the Company were appointed to the Sabra Board of Directors in accordance with the Merger Agreement: Raymond J. Lewis, Ronald G. Geary and Jeffrey A. Malehorn.

The information set forth in the Introduction and under “Item 2.01.  Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), the Company’s directors ceased serving in such capacity. In addition, at the Effective Time, Raymond J. Lewis, Lori B. Wittman, Timothy A. Doman and Kristen M. Benson resigned as officers of the Company.

Item 7.01.             Regulation FD Disclosure.

A copy of the press release jointly issued by Sabra and the Company on August 17, 2017 announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits:

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of May 7, 2017, among Care Capital Properties, Inc., Sabra Health Care REIT, Inc., PR Sub, LLC, Care Capital Properties, LP, a Delaware limited partnership and Sabra Health Care Limited Partnership (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by the Company on May 8, 2017).

99.1	Press release issued by Sabra and the Company on August 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.
as successor to CARE CAPITAL PROPERTIES, INC.

Date: August 17, 2017	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of May 7, 2017, among Care Capital Properties, Inc., Sabra Health Care REIT, Inc., PR Sub, LLC, Care Capital Properties, LP, a Delaware limited partnership and Sabra Health Care Limited Partnership (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by the Company on May 8, 2017).

99.1	Press release issued by Sabra and the Company on August 17, 2017.